UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2010

BLACKWATER MIDSTREAM CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51403	26-2590455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 LaBauve Drive Westwego, LA (Address of Principal Executive Offices)	70094 (Zip Code)

(504) 340-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

Blackwater Midstream Corp. (the “Company”) announced in a press release dated February 2, 2010 that it has entered into a non-binding Letter of Interest (the “LOI”) to pursue the potential acquisition of a certain dormant 160,000 barrel bulk liquid storage terminal asset (the “Terminal”) located in Brunswick, Georgia for $1.8 million (the “Purchase Price”).  The closing is expected to occur within 60 days.

At execution of the LOI, the Company submitted a $75,000 deposit (the “Deposit”) with the potential seller, which amount will be credited toward the Purchase Price at the closing.  In the event the acquisition of the Terminal by the Company is not consummated for any reason (other than due to seller’s breach of the LOI), the seller will retain the Deposit as a break-up fee.

The Company will immediately begin its due diligence investigation as to environmental liability and commercial viability; as well as securing financing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated February 2, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKWATER MIDSTREAM CORP. a Nevada corporation

Dated: February 2, 2010	By:	/s/ Donald St. Pierre
Donald St. Pierre
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description
99.1	Press Release dated February 2, 2010